Exhibit 10.16

DADE BEHRING
SUPPLEMENTAL PENSION PLAN
(As Amended and Restated Effective as of January 1, 2005)

1.                                       Purpose

The provisions hereof constitute the Dade Behring Supplemental Pension Plan, as amended and restated effective as of January 1, 2005 (the “Plan”). The Plan is an unfunded plan maintained by Dade Behring Inc. (the “Company”) primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan was established by the Company (then known as Dade International Inc.), effective January 1, 1995, as the Dade International Supplemental Pension Plan, and subsequently amended and restated effective January 1, 1997. The Plan as set forth herein constitutes a further amendment and restatement of the Plan, effective January 1, 2005, that is intended to reflect the changes required to enable the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to make certain other changes. The Company maintains a defined benefit plan, the Dade Behring Cash Balance Plan, as amended and restated effective as of January 1, 1997 (the “Cash Balance Plan”), to assist in providing retirement benefits to participants therein. Certain limitations imposed by the Code preclude certain highly compensated employees who participate in the Cash Balance Plan from receiving the full retirement benefit otherwise earned under the Cash Balance Plan. The Company, accordingly, maintains this Plan to enable certain key highly compensated Cash Balance Plan participants to receive the difference between the retirement benefit otherwise earned under the Cash Balance Plan absent the limitations described above, and the retirement benefit actually payable to them under the Cash Balance Plan.

2.                                       Plan Benefits for Participants Who Incurred a Termination of Employment Prior to January 1, 1997

The benefits provided hereunder with respect to any Participant who incurred a Termination of Employment prior to January 1, 1997, shall, except as otherwise specifically provided herein, continue to be governed in all respects by the terms of the Plan as in effect on the date of the Participant’s Termination of Employment.

3.                                       Supplements, Appendices and Exhibits

Supplements, appendices and exhibits to the Plan may, by amendment, be attached to and form a part of the Plan. The provisions of any such supplements, appendices or exhibits shall have the same effect that such provisions would have if they were included within the basic text of the Plan. Supplements, appendices and exhibits shall specify the persons affected and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements, appendices and exhibits.

4.                                       Definitions

(a)                                  “Accrued Benefit” has the meaning ascribed to that term in the Cash Balance Plan.

(b)                                 “Administrative Committee” has the meaning ascribed to that term in the Cash Balance Plan.

(c)                                  “Beneficiary” means the person, trust or estate designated as the Participant’s Beneficiary under the Cash Balance Plan.

(d)                                 “Board of Directors” has the meaning ascribed to that term in the Cash Balance Plan.

(e)                                  “Compensation” has the meaning ascribed to that term in the Cash Balance Plan.

(f)                                    “Excess Amount”, as of a determination date, means the difference between the Accrued Benefit payable to a Participant from the Cash Balance Plan and the Accrued Benefit that would be payable to the Participant if the limitations under Section 401(a)(17) of the Code and Sections 7.1 and 15.1 of the Cash Balance Plan were disregarded.

(g)                                 “Participant” means a vested participant in the Cash Balance Plan who is designated from time to time by the Administrative Committee as a participant in this Plan and whose Accrued Benefit otherwise payable from the Cash Balance Plan is limited as a result of the application of Sections 7.1 and 15.1 of the Cash Balance Plan or the application of Section 401(a)(17) of the Code.

(h)                                 “Plan Year” has the meaning ascribed to that term in the Cash Balance Plan.

(i)                                     “Termination of Employment” means a separation from service as described in Section 409A(a)(2)(A)(i) of the Code and any rulings or regulations issued thereunder.

5.                                       Credited Amounts

The Excess Amount of each Participant shall be credited to a book reserve account of the Company. All credited amounts shall be general obligations of the Company, and the Company shall not be required to set up a funded reserve or otherwise set aside specific funds for the payment of its obligations under the Plan. Nothing contained herein shall be deemed to create a trust or create a fiduciary relationship with respect to such credited amounts. The Company shall retain title to and beneficial ownership of any assets which may be used to pay the credited amounts. The right of a Participant to receive payment under the Plan shall be no greater than the right of any unsecured creditor of the Company. The right of any Participant to payment of credited amounts under the Plan shall not be subject to sale, transfer, assignment, pledge or encumbrance.

6.                                       Distributions

Effective for Plan Years beginning January 1, 2005, distribution of the Excess Amount to a Participant shall be made in the form of a single lump sum on the first business day following the date that is 6 months after the Participant’s Termination of Employment except as follows:

(a)                                  A Participant who dies will receive a single lump sum payment of the Excess Amount in the calendar month immediately following the calendar quarter in which occurred the Participant’s death. Payments made under this section on account of the Participant’s death shall be made to the Participant’s Beneficiary or, if none, shall be paid to the participant’s estate.

(b)                                 With respect to a Participant whose Termination of Employment occurred prior to January 1, 2005 and whose entire benefit under this Plan was deferred before January 1, 2005, such Participant shall continue to receive payment of the Excess Amount in accordance with the terms and conditions of this Plan in existence on the date of such Participant’s Termination of Employment. For purposes of determining whether a Participant’s benefit under this Plan was deferred before January 1, 2005, the Administrative Committee shall apply the provisions of IRS Notice 2005-1, Q&A-16 and 17 (or any superseding guidance). [If any portion of such Participant’s Excess Amount is not deemed to be deferred before January 1, 2005, such portion shall be distributed in accordance with subsection (a) or subsection (c), as applicable.]

(c)                                  Notwithstanding subsection (b) above, with respect to a Participant whose Termination of Employment occurred prior to January 1, 2005 but who would not receive full payment of his Excess Amount by December 31, 2005, the Administrative Committee may require that such Participant receive payment of the Excess Amount (or any remaining portion thereof) no later than December 31, 2005 in accordance with IRS Notice 2005-1, Q&A-20 (or any superseding guidance).

7.                                       Administration

The Administrative Committee shall have full power and authority to construe and administer the Plan, and the Administrative Committee’s construction, administration and actions under the Plan shall be binding and conclusive on all persons for all purposes.

8.                                       Nonalienation of Plan Benefits

The right or interest of any Participant or any beneficiary thereof under this Plan shall not be assignable or transferable, either voluntarily or involuntarily, except by will or by the laws of descent or distribution.

9.                                       Gender and Number

Words denoting the masculine gender include the feminine and neuter genders and the plural shall include the singular and the singular shall include the plural wherever required by the context.

10.                                 Applicable Law

The Plan shall be construed in accordance with applicable federal law and, only to the extent not preempted by ERISA, the laws of the State of Illinois. If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any applicable law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.

11.                                 Successors

The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Plan Administrator and its successor and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

12.                                 Taxation

It is intended that each Participant shall be taxed on all amounts credited to him under the Plan at the time such amounts are received, and the provisions of the Plan shall be interpreted consistent with that intention.

13.                                 Amendment/Termination

The Board of Directors hereby reserves the right to amend or terminate the Plan at any time, provided that no such amendment or termination shall reduce any amounts credited to a Participant under the Plan as of the date of such amendment or termination, and provided further that no such amendment or termination shall accelerate the payment of any amount except to the extent permitted by guidance issued under Section 409A(a)(3) of the Code.

14.                                 Effect on Other Employee Benefit Plans

Any amounts provided or deemed provided to a Participant under this Plan shall not be deemed compensation for purposes of computing benefits under any other employee benefit plan or arrangement maintained or contributed to by the Company or any of its affiliated companies.

15.                                 No Employment Guarantee

Nothing contained herein shall be construed as conferring upon a Participant the right to continue as an employee of the Company or any of its affiliated companies.

16.                                 Plan to Be Construed in Accordance with Section 409A of the Code.

Effective January 1, 2005, this Plan is intended to comply and be construed in accordance with Section 409A of the Code and any rulings or regulations thereunder, including IRS Notice 2005-1. In the event that the Company determines that there is a provision of this Plan that could be interpreted to be in violation of Section 409A of the Code, such provision shall be interpreted and resolved in the manner the Company deems necessary or appropriate in order to comply with Section 409A of the Code or avoid the application of Section 409A of the Code entirely.

SUPPLEMENT A
TO
DADE INTERNATIONAL SUPPLEMENTAL PENSION PLAN
(As Amended and Restated Effective January 1, 2005)

A-1                  Purpose. The purpose of this Supplement A is to provide for the special Plan provisions which apply to each Participant who is a DuPont Transferred Employee (as defined below), is designated as an Eligible Employee as of the IVD Closing Date (as defined below) in accordance with Section 3(a), and is not a Special DuPont Transferred Employee (as defined below). This Supplement A was amended and restated effective as of January 1, 1997, to reflect the amendment and restatement of the Dade International Pension Plan (the “Pension Plan”) into the Cash Balance Plan effective as of such date. As used in this Supplement A:

(a)          “DuPont Transferred Employee” means any Employee (i) who commences employment with the Company effective as of May 7, 1996 (the “IVD Closing Date”) and, immediately prior thereto, was employed in the United States by E. I. du Pont de Nemours and Company or an affiliate thereof (E. I. du Pont de Nemours and Company and its affiliates, collectively, “DuPont”) with respect to the in-vitro diagnostics business of DuPont (the “Business”); or (ii) who, as of the IVD Closing Date, is on an approved leave of absence from employment in the United States with DuPont with respect to the Business and, on or before the six month anniversary of the commencement of such leave of absence, commences employment with the Company.

(b)         “Special DuPont Transferred Employee” means any DuPont Transferred Employee whose accrued benefit under the E. I. du Pont de Nemours and Company Pension and Retirement Plan (the “DuPont Pension Plan”) is transferred to the Pension Plan as of the IVD Closing Date.

A-2                  Conflicts Between the Plan and This Supplement A. This Supplement A, together with the Plan, comprises the Plan with respect to Participants in this Supplement A. In the case of any conflict between the provisions of the Plan and this Supplement A, the terms and provisions of this Supplement A shall govern to the extent necessary to eliminate such conflict.

A-3                  Supplement A Participant. Each Participant who is a DuPont Transferred Employee, is designated as an Eligible Employee as of the IVD Closing Date in accordance with Section 3(a), and is not a Special DuPont Transferred Employee shall be covered by this Supplement A.

A-4                  Eligibility. Supplement A Participants shall not be eligible to participate in the Plan prior to the IVD Closing Date.

A-5                  Excess Amount. With respect to each Supplement A Participant, “Excess Amount” as of a determination date means the difference between A and B where:

A =                            the Accrued Benefit that would be payable as of such date to such Participant from the Cash Balance Plan if the limitations under Section 401(a)(17) of the Code as well as the limitations under Sections 7.1 and 15.1 of the Cash Balance were disregarded; provided that for purposes of calculating such amount, vesting service credited to such Participant as of the IVD Closing Date under the DuPont Pension Plan shall be considered Vesting Service under the Cash Balance Plan; and

B  =                           the sum of C, D and E, where:

C  =                           the Accrued Benefit otherwise payable to such Participant from the Cash Balance Plan; provided that, for purposes of calculating such amount, all of the Participant’s service with the Company and none of his service with DuPont shall be recognized;

D =                             such Participant’s benefit accrued as of the IVD Closing Date under the DuPont Pension Plan; and

E  =                            the normal retirement benefit payable to such Participant under any and all nonqualified retirement plans maintained by DuPont.

For purposes of calculating the Excess Amount, the Company’s early retirement reduction factors shall apply.